Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-96816 on Form S-8 of Central Garden & Pet Company of our report dated June 20, 2002 (which includes an explanatory paragraph relating to the modified cash basis of accounting), appearing in this Annual Report on Form 11-K of the Central Garden & Pet Company Investment Growth Plan for the year ended December 31, 2001.

/s/    DELOITTE & TOUCHE LLP

San Francisco, California
June 28, 2002